UNITED STATES
SECURITIES ANDEXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2015

NOVAGEN INGENIUM INC
(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Double Diamond Pkwy Ste 2227, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A. Appointment of Dr. Jon N. Leonard as a Director

On March 8, 2015, the Board of Directors of the Registrant appointed Dr. Jon N. Leonard, 75, as a director of the Registrant to hold such office until his successor is duly elected and qualified.

Since September 2002, Dr. Leonard has been the Chief Executive Officer of and Chairman of the Board for Click Evidence, Inc., an Arizona corporation engaged in the development of smartphone imaging applications. From September 2002 through to May 2012, Dr. Leonard was variously employed by Raytheon Missile Systems Company as Senior Director of Programs, Advance Programs, and as Director, Counter Terrorism Technology.

Mr. Leonard holds a Ph.D. in Mathematics from the University of Arizona, a M.Sc. in Aerospace Engineering from U.C.L.A. and a B.A. in Physics from the University of Arizona.

B. Appointment of Kenneth R. Grohs as a Director

On March 8, 2015, the Board of Directors of the Registrant appointed Mr. Kenneth R. Grohs, 64, as a director of the Registrant to hold such office until his successor is duly elected and qualified.

Since 1983, Mr. Grohs has served as a Director and Senior Design Engineer of Goldenrod Pty Ltd., an Australian company engaged in the business of providing consulting structural engineering services primarily with respect to structural design and supervision of multi-story units, large to medium industrial complexes and domestic structures.

Mr. Grohs holds a Diploma of Civil Engineering from the Gippsland Institute of Advanced Education. He is a member of the Institution of Engineers, Australia, as well as the Board of Professional Engineers of Queensland.

C. Appointment of Sonny Nugent as a Director

On March 8, 2015, the Board of Directors of the Registrant appointed Sonny Nugent, 28, as a director of the Registrant to hold such office until his successor is duly elected and qualified.

Sonny Nugent has been a director of Renegade Engine Company Pty Ltd., a wholly-owned subsidiary of the Registrant, since 2012. Since 2014, he has also held directorships with Novagen Finance Pty Ltd. and Novagen Precision Engineering Pty Ltd, each a wholly-owned subsidiary of the Registrant. Since 2013, Mr. Nugent has been a director of Fire From Ice Films Pty Ltd., an Australian film production company. From 2011 to 2012, Mr. Nugent was employed as a foreman by BC Platinum Construction Pty Ltd., an Australian construction company.

Sonny Nugent is the son of Micheal Nugent and Tamara Nugent. Micheal Nugent is the President, Chief Executive Officer, Chief Financial Officer and a director of the Registrant. Tamara Nugent is the sole trustee for Twenty Second Trust, the controlling shareholder of the Registrant. Sonny Nugent is a beneficiary of Twenty Second Trust.

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Item 7.01 Regulation FD Disclosure

On March 11, 2015, the Registrant issued a press release announcing the appointment of Dr. Jon N. Leonard, Mr. Kenneth R. Grohs and Mr. Sonny Nugent to the Registrant’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Novagen Ingenium Inc, dated March 11, 2015.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN INGENIUM INC

Date: March 11, 2015	By:	/s/ Micheal P. Nugent
Micheal P. Nugent
President & CEO

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